Exhibit 99.6

PROXY

WESTFIELD FINANCIAL, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 29, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints Gerald P. Ciejka and Leo R. Sagan, Jr. and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Westfield Financial, Inc. (the “Company”) in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at the Sheraton Springfield Monarch Place, One Monarch Place, Springfield, Massachusetts 01144 on September 29, 2016 at 10:00 a.m., and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND PLAN OF MERGER BETWEEN WESTFIELD FINANCIAL, INC. AND CHICOPEE BANCORP, INC. UNDER PROPOSAL I, “FOR” THE ELECTION OF NOMINEES UNDER PROPOSAL II, “FOR” THE NON-BINDING ADVISORY RESOLUTION OF COMPENSATION OF WESTFIELD FINANCIAL, INC.’S EXECUTIVE OFFICERS UNDER PROPOSAL III, “FOR” THE RATIFICATION OF WESTFIELD FINANCIAL, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM WOLF & COMPANY, P.C. UNDER PROPOSAL IV, AND “FOR” ANY PROPOSAL TO APPROVE ONE OR MORE ADJOURNMENTS OF THE ANNUAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING, OR AT ANY ADJOURNMENT OR POSTPONEMENT OF THAT MEETING, TO ADOPT AND APPROVE THE MERGER AGREEMENT. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF UNDER PROPOSAL V.

(Continued and to be marked, dated and signed on the reverse side)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held September 29, 2016

The Proxy Statement/Prospectus and our 2015 Annual Report to

Stockholders are available at:

http://www.viewproxy.com/WestfieldFinancial/2016

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

Proposal I – Adopt and approve the Agreement and Plan of Merger, or the merger agreement, by and between Westfield and Chicopee Bancorp, Inc. (“Chicopee”), dated April 4, 2016, pursuant to which Chicopee will merge with and into Westfield with Westfield surviving.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal II – Election of Directors

01 Kevin M. Sweeney	☐ FOR ☐ AGAINST ☐ ABSTAIN

02 Christos A. Tapases	☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐	Please indicate if you plan to attend this meeting ☐

Please mark votes as in this example ☒

Proposal III – Approval of a non-binding advisory resolution on the compensation of our named executive officers.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal IV – The ratification of the appointment of Wolf & Company, P.C. as Westfield Financial, Inc.’s independent registered public accounting firm for fiscal year ending December 31, 2016.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal V – To consider and vote on a proposal to approve one or more adjournments of the annual meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the annual meeting, or at any adjournment or postponement of that meeting, to adopt and approve the merger agreement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

Date

Signature

Signature
(Joint Owners)

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

CONTROL NUMBER

▲  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

As a stockholder of WESTFIELD FINANCIAL, INC., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on September 28, 2016.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.